UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2007

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices, including zip code)

952-893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 29, 2007, the Board of Directors of Universal Hospital Services, Inc. (the “Company”) increased the size of the Board from four to seven members and elected Kevin L. Roberg to serve as a director of the Company, effective immediately.  The Board also appointed Mr. Roberg to serve as chairman of the Audit Committee.

The Board determined that, in its judgment, Mr. Roberg satisfies the requirements for “independence” set forth in the Company’s written policy and written procedures regarding transactions with related persons.  There are no arrangements or understandings pursuant to which Mr. Roberg was elected or any relationships or related transactions between the Company and Mr. Roberg of the type required to be disclosed under the federal securities laws or the applicable rules and regulations thereunder.

As compensation for his services as a director and chairman of the Audit Committee, Mr. Roberg will receive:

•
$30,000 in fixed annual cash compensation for his service as an independent director and $10,000 in fixed annual cash compensation for his service as chairman of the Audit Committee.  The cash compensation is paid in advance, at the beginning of each calendar year.

•	A grant of 300,000 nonqualified stock options for the purchase of shares of common stock of UHS Holdco, Inc. (Company’s parent) at a price of $1.00 per share pursuant to the 2007 Stock Option Plan.
•	Reimbursement of reasonable expenses in connection with Board-related activities.

Similar to the Company’s other directors and executive officers, Mr. Roberg will be indemnified against certain claims or liabilities arising out of the performance of his duties by insurance and the applicable provisions of the Company’s Certificate of Incorporation and By-Laws.

A copy of the press release issued November 29, 2007 announcing the election of Mr. Roberg to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 – Press Release dated November 29, 2007, announcing the election of Kevin L. Roberg to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 29, 2007	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 29, 2007, announcing the election of Kevin L. Roberg to the Company’s Board of Directors.

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